CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use of our report dated December 3, 1998 on the financial statements of Provident Investment Counsel Growth Fund I (formerly Provident Investment Counsel Growth Fund), and Provident Investment Counsel Small Company Growth Fund I (formerly Provident Investment Counsel Small Company Growth Fund), which is included in Post-Effective Amendment No. 36 to the Registration Statement as filed with the Securities and Exchange Commission.


/s/ McGladrey & Pullen LLP


New York, New York
February 28, 2000